UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 25, 2024

NABORS ENERGY TRANSITION CORP. II

(Exact name of registrant as specified in its charter)

Cayman Islands	001-41744	98-1729137
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

515 West Greens Road, Suite 1200 Houston, Texas	77067
(Address of principal executive office)	(Zip Code)

(281) 874-0035
Registrant’s Telephone Number, including Area Code

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-half of one warrant	NETDU	The Nasdaq Stock Market LLC
Class A ordinary shares, par value $0.0001 per share	NETD	The Nasdaq Stock Market LLC
Warrants, exercisable for one Class A ordinary share at an exercise price of $11.50 per share	NETDW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 25, 2024, Colin Richardson was appointed as a member of the board of directors (the “Board”) of Nabors Energy Transition Corp. II (the “Company”). The Board has determined that Mr. Richardson is an “independent director” as defined in The Nasdaq Stock Market Rules and applicable U.S. Securities and Exchange Commission (the “SEC”) rules and regulations. Mr. Richardson will serve on the audit committee.

Colin Richardson has served as a director of Vast Renewables Limited (Nasdaq: VSTE) since December 2023 and has served as a Managing Director at MA Financial Australia since 2013. He also sits on various investment committees for funds managed by MA Financial Group and is Chairman of MA Money, a residential mortgage origination company within the MA Financial Group. Mr. Richardson has over three decades of investment banking experience advising clients on mergers and acquisitions and strategic advisory transactions across a variety of industries. Mr. Richardson was previously a Managing Director at Rothschild, a Managing Director and Head of M&A for Australia and New Zealand at Citigroup and a Managing Director in M&A at Deutsche Bank. Prior to joining Deutsche Bank, Mr. Richardson worked at SG Hambros, formerly known as Hambros Bank, in Australia and London. He served on the board of Hockey NSW for three years, followed by three years on the board of Hockey Australia. He was also the inaugural Chair of Hockey 1, which is Australia’s premier domestic hockey competition. Mr. Richardson also holds positions on the boards of various Twynam Group Companies. Mr. Richardson holds a B.A. from Hull University.

The Company believes Mr. Richardson’s extensive skill and experience in strategic advisory, mergers and acquisitions and finance, coupled with his leadership and managerial expertise in the financial and energy industries (among others), adds significant value and depth of insight to the Board and its audit committee.

There are no arrangements or understandings between Mr. Richardson or any other person pursuant to which he was elected director. The Company is not aware of any transaction in which Mr. Richardson has an interest requiring disclosure under Item 404(a) of Regulation S-K.

In connection with his appointment to the Board, Mr. Richardson joined the letter agreement, dated July 13, 2023 (the “Letter Agreement”), by and among the Company, its officers and directors, Nabors Energy Transition Sponsor II LLC (the “Sponsor”) and the other parties thereto, by entering into an Insider Letter Acknowledgment and Agreement, dated June 25, 2024. The full text of the Letter Agreement is filed as Exhibit 10.1 hereto and incorporated in this Item 5.02 by reference.

On June 25, 2024, the Company also entered into an indemnification agreement with Mr. Richardson (the “Indemnification Agreement”), which requires the Company to indemnify Mr. Richardson to the fullest extent permitted under applicable law and to advance expenses incurred as a result of any proceeding against him as to which he could be indemnified. The Indemnification Agreement is substantially similar to the Company’s existing indemnification agreements with its executive officers and other directors. The foregoing summary of the Indemnification Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Indemnification Agreement, the form of which is filed as Exhibit 10.2 hereto and incorporated in this Item 5.02 by reference.

In connection with his appointment to the Board, the Sponsor transferred 50,000 of the Company’s Class F ordinary shares, par value $0.0001 per share (the “Class F Ordinary Shares”), held by it to Mr. Richardson.

In connection with his appointment to the Board and the transfer of 50,000 Class F Ordinary Shares, Mr. Richardson joined the registration rights agreement, dated July 13, 2023, by and among the Company, the Sponsor and the other parties named therein (the “Registration Rights Agreement”), by entering into a Joinder to Registration Rights Agreement, dated June 25, 2024. The full text of the Registration Rights Agreement is filed as Exhibit 10.3 hereto and incorporated in this Item 5.02 by reference.

Item 9.01	Financial Statements and Exhibits.

(d)  Exhibits

Exhibit No.	Description
10.1	Letter Agreement, dated July 13, 2023, among Nabors Energy Transition Corp. II, its officers and directors, Nabors Energy Transition Sponsor II LLC, Nabors Lux 2 S.a.r.l. and the other parties thereto (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K (File No. 001-41744) filed with the SEC on July 19, 2023).

10.2	Form of Indemnification Agreement (incorporated by reference to Exhibit 10.7 to the Company’s Registration Statement on Form S-1 (File No. 333-272810) filed with the SEC on June 21, 2023).

10.3	Registration Rights Agreement, dated July 13, 2023, among Nabors Energy Transition Corp. II, Nabors Energy Transition Sponsor II LLC and certain other security holders named therein (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K (File No. 001-41744) filed with the SEC on July 19, 2023).

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 26, 2024

NABORS ENERGY TRANSITION CORP. II

By:	/s/ Anthony G. Petrello
Name:	Anthony G. Petrello
Title:	President, Chief Executive Officer and Secretary